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                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential For Use of the              [ ]  Confidential For Use of the
[ ]  Definitive Proxy Statement                    Commission Only (as permitted
[X]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          BALDWIN PIANO & ORGAN COMPANY
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                (Name of Registrant as Specified in its Charter)

                          BOLERO INVESTMENT GROUP, L.P.
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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement no.:

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(3)  Filing Party:

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(4)  Date Filed:

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                          SUPPLEMENT TO PROXY STATEMENT
                                       OF
                          BOLERO INVESTMENT GROUP, L.P.

                             -----------------------

                       ANNUAL MEETING OF THE STOCKHOLDERS
                                       OF
                          BALDWIN PIANO & ORGAN COMPANY


         This Supplement to Proxy Statement is furnished by Bolero Investment Group, L.P., a California limited partnership ("Bolero"), in connection with the solicitation by Bolero of proxies from the holders of Common Stock of Baldwin Piano & Organ Company, a Delaware corporation ("Baldwin"), to vote at the Annual Meeting of the stockholders of Baldwin, including any adjournments or postponements thereof and any special meeting called in lieu thereof (the "Annual Meeting"), scheduled to be held at Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio, on the fifth floor in the Board Room, at 11:00 a.m. on Thursday, June 12, 1997, to nominate and elect to Baldwin's Board of Directors the five director nominees of Bolero (the "Bolero Nominees") named herein.

BOLERO LETTER TO BALDWIN

                  On June 2, 1997, Bolero sent the following letter to Ms. Karen Hendricks, Chief Executive Officer of Baldwin:

June 2, 1997

         Ms. Karen Hendricks
         Chief Executive Officer
         Baldwin Piano & Organ Co.
         422 Wards Corner
         Loveland, OH  45140-8390

         Re:  Annual Meeting

         Dear Ms. Hendricks:

         In preparation for the annual shareholder meeting and the upcoming vote, I have spoken to various shareholders and solicited their views on the company and the current proxy contest. While there has been an expression of dissatisfaction over the performance of the company, it has been continuously suggested that any conflicts should be resolved amicably and with the aid of all shareholders. Specifically, various institutional investors have suggested that at this critical juncture in the company's development, Baldwin would benefit from a united group of shareholders and management as the company prepares to face the challenges confronting it.
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         As you may recall, I originally advocated the aforementioned course of conduct and attempted to meet with you on various occasions. The partnership subsequently provided various areas of concern that we felt, if properly addressed, could benefit Baldwin and its shareholders. I had also offered the services of the partnership, myself, and our nominees to aid the company in achieving stated objectives. As stated, the goal of the partnership should not be in conflict with management; it should be exactly the same. As owners of the company, we expect Baldwin to fulfill its potential and reward the loyalty of its shareholders. The only difference of opinion therefore is how to achieve these goals. The Bolero partnership would prefer to work with management rather than taking an adversarial position.

         The Bolero partnership has always maintained that the Board has a responsibility to all of the company's shareholders. Similarly, in attempting to increase shareholder value, it is incumbent upon the partnership to respect the interest of the shareholders. Therefore, in accordance with the wishes of various institutional investors, I would respectfully request a meeting prior to the annual meeting in which we would attempt to resolve all differences and agree on a course of conduct going forward. This meeting would hopefully form the basis for a partnership between the company and its major shareholders and should be open to all shareholders interested in attending.

         I look forward to your response and urge you to consider my proposal in light of the best interest of the company and its shareholders.

         Sincerely,

         Kenneth W. Pavia, G.P.

         cc: BPAO Shareholders

STOCKHOLDER LIST LITIGATION

                  On May 15, 1997, Bolero provided Baldwin with a demand to inspect and make copies or extracts from documents related to the Baldwin stockholder list. On May 22, 1997, Baldwin refused Bolero's demand. On May 23, 1997, Bolero filed a lawsuit in the Delaware Court of Chancery seeking a court order to permit its access to the stockholder list materials. On May 30, 1997, Baldwin filed an answer to the complaint denying that Bolero has a claim and asserting various affirmative defenses.

                  On June 2, 1997, Baldwin agreed to provide Bolero with a list of Baldwin stockholders, transfer sheets, a list of non-objecting beneficial owners and certain information concerning the beneficial ownership of Baldwin common stock held by banks, brokers, dealers and other entities. Bolero agreed to reimburse Baldwin for actual and reasonable costs incurred in providing the requested materials to Bolero, to make certain certifications regarding its use of the list of non-objecting beneficial owners and to appoint certain named individuals as attorneys-in-fact to inspect and copy the requested materials. Bolero and Baldwin have agreed to execute a stipulation dismissing Bolero's lawsuit with prejudice.
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                                    IMPORTANT

   If your shares of Common Stock are held in the name of a bank or brokerage firm, only that firm can execute a proxy card on your behalf. Please contact the person responsible for your account and instruct them to execute a
                        BLUE proxy as soon as possible.

         If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

                            GEORGESON & COMPANY INC.
                                WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005

                            TOLL FREE: 1-800-223-2064
                       BANKS & BROKERS CALL: 212-440-9800



                                  JUNE 2, 1997